UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 21, 2016

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

000-54208

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2390 East Orangewood Avenue, Suite 575

Anaheim, California 92806

(Address of principal executive offices)

(714) 462-4880

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Notes Sold to Lucas Hoppel and Vista Capital Investments, LLC

On October 21, 2016, BioCorRx Inc. (the "Company") sold to each of Lucas Hoppel ("Hoppel") and Vista Capital Investments, LLC (“Vista” and, together with, Hoppel, the “Investors”) an 8% Convertible Promissory Note (the "Notes") in the principal amount of $110,000 for a total of $220,000 in principal (the "Note Transactions"). The Notes were issued pursuant to the terms and conditions set forth in each Securities Purchase Agreement between the Company and each Investor (the Securities Purchase Agreements and the Notes are referred to herein as the "Transaction Documents"). Although the Transaction Documents are dated as of October 20, 2016, the Note Transactions, including the receipt of the $200,000 of total consideration, closed on October 21, 2016. In addition to the Note Transactions, by October 28, 2016, the Company will issue 400,000 shares of the Company’s restricted common stock to each Investor for a total of 800,000 shares (the “Inducement Shares”). The Inducement Shares will be increased by 150,000 shares for each Investor if the closing price of the Company’s common stock falls below $0.025 prior to the Company paying back the Notes or the complete conversion of the Notes into shares of the Company’s common stock.

The Notes mature on April 21, 2017 (the “Maturity Date”). The Maturity Date is extendable at the option of each Investor as long as no event of default has occurred. Under the terms of the Notes, each Investors may, on or after the Maturity Date, convert the unpaid principal of their Note into shares of the Company's common stock. The conversion price is 60% of the lowest trade that occurs during the twenty-five (25) trading days immediately preceding the conversion date.

The Investors have agreed to restrict their ability to convert the Notes and receive shares of common stock such that the number of shares of common stock held by each Investor and its affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock (the “Ownership Limitation”). If the Company’s market capitalization falls below $2.5 million, the Ownership Limitation increases to 9.99%. For the sake of clarity, there is a separate Ownership Limitation for each Investor.

The Company can prepay the Notes. To the extent the Company enters into future financing with more favorable terms (with the exception of any financings involving BICX Holding Company as announced in the Company’s current report on Form 8-K on June 21, 2016), the Investors have the right to participate.

The Notes are long-term debt obligations that are material to the Company. The Notes contains certain events of default and, in the event of default, the Investors may, at their option, consider the Notes immediately due and payable.

The foregoing description of the Notes and the Securities Purchase Agreements is qualified in its entirety by reference to the provisions of the form of Notes and Securities Purchase Agreement which are filed, respectively, as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K (this "Report") and which are incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Report is incorporated herein by reference.

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Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Report is incorporated herein by reference.

The issuance of the Notes and the Inducement Shares was made in reliance on the exemption provided by Section 4(a)(2) of Act for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the Notes and the Inducement Shares was an isolated private transaction by us which did not involve a public offering; (b) there were only two recipients; (c) there were no subsequent or contemporaneous public offerings of the Notes and the Inducement Shares of the Company; (d) the Notes and the Inducement Shares were not broken down into smaller denominations; (e) the negotiations for the issuance of the Notes and the Inducement Shares took place directly between the individuals and the Company; and (f) the recipients of the Notes were accredited investors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of 8% Convertible Promissory Note, dated October 20, 2016, issued by the Company

10.2	Form of Securities Purchase Agreement by and among the Company and the Investors, dated June 10, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCORRX INC.

Date: October 27, 2016	By:	/s/ Lourdes Felix
Lourdes Felix
Chief Financial Officer and Director

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